UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: November 5, 2015

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On November 5, 2015, Axion Power International, Inc. (the "Company") consummated the sale of its Senior Notes (“Notes”) and Warrants (“Warrants”) with gross proceeds of $9 million to the Company. Upon closing, we received gross cash proceeds of $1.85 million and deposited an additional $7.15 million into a series of control accounts in our name. The initial per share conversion price of the Notes is $1.23, and the initial per share exercise price of the Warrants is $1.29. The sale of the Notes and Warrants was made to institutional investors in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, as promulgated thereunder. The terms of the Notes and Warrants and related financing transaction are more fully described in the Company’s Current Report on Form 8-K filed on November 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 11, 2015

Axion Power International, Inc.

By:	/s/ Donald Farley
Donald Farley
Chairman